SIXTH AMENDMENT OF LEASE

This AGREEMENT dated for reference this 6th day of February, 2023

BETWEEN:

HOOPP REALTY INC./LES IMMEUBLES HOOPP INC.,

by its duly authorized agent Triovest Realty Advisors Inc.

(the “Landlord”)

OF THE FIRST PART

AND:

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

(the “Tenant”)

OF THE SECOND PART

WHEREAS:

A.
by a lease (the “Original Lease”) dated the 12th day of February, 2015, and made between the Landlord and the Tenant, the Landlord leased to the Tenant, for and during a term (the “Term”) of five (5) years, commencing on the 1st day of May, 2015, certain premises (the" “Original Premised”) designated as Unit 1 comprising a Rentable Area of approximately 24,890 square feet shown outlined in red on the plan attached to the Original Lease as Schedule A and municipally located at 6335-57th Street SE in the building known as Starfield Logistics Centre, Building 2 (the “Building”) in the City of Calgary, in the Province of Alberta;

B.
by an agreement (the “Amendment of Lease”) dated the 16th day of April, 2015, the Rentable Area of the Original Premises was amended to approximately 25,536 square feet;

C.
by an agreement (the “Lease Modification Agreement”) dated the 27th day of October, 2015, the parties agreed to relocate the Tenant, effective February 1, 2016, from the Original Premises to Unit 31 in the Building, comprising a Rentable Area of approximately 173,690 square feet shown identified on the plan attached to the Lease Modification Agreement as Schedule A (the “Relocation Premises”), as well as extend the Term of the Original Lease by nine (9) months, to expire on the 31st day of January, 2021, all as more particularly set out therein;

D.
by an agreement (the “Third Amendment of Lease”) dated the 12th day of November, 2015, the Deposits were amended as more particularly set out therein;

E.
by an agreement (the “Fourth Amendment of Lease”) dated the 8th day of January, 2016, the Tenant expanded the size of the Relocation Premises by approximately 25,536 square feet, being the Original Premises, as outlined in red on Schedule “A” attached thereto (the “Expansion Area”) effective February 1, 2016, which, together with the Relocation Premises, constituted a total area of One Hundred Ninety-Nine Thousand Two Hundred Twenty-Six (199,226) square feet (the “Premises”); in addition, the Term of the Original Lease was extended by a period of Two

(2) years, commencing on the 1st day of February, 2021 and expiring on the 31st day of January, 2023 on terms and conditions set forth therein;

F.
by an agreement (the “Fifth Amendment of Lease”) dated the 9th day of August, 2019, the Term of the Original Lease was extended for one (1) year, expiring on the 31st day of January, 2024, on terms and conditions as more particularly set out therein;

G.
the Original Lease, the Amendment of Lease, the Lease Modification Agreement, the Third Amendment of Lease, the Fourth Amendment of Lease, and the Fifth Amendment of Lease are hereinafter collectively referred to as the “Lease”; and

H.
the Landlord and the Tenant have agreed to extend the Term of the Lease for Five (5) years (the “Second Extended Term”) commencing on the 1st day of February, 2024 and expiring on the 31st day of January, 2029 on terms and conditions hereinafter set forth.

NOW THEREFORE, pursuant to the premises and in consideration of the covenants and agreements herein contained and the sum of

$10.00 and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Landlord and Tenant covenant and agree to modify the Lease as follows:

1.
The parties acknowledge that the foregoing recitals are true in substance and in fact.

2.
Capitalized terms that are used in this Agreement and not otherwise defined shall have the meanings ascribed thereto in the Lease.
3.
The Term of the Lease is hereby extended for the Second Extended Term, commencing on the 1st day of February, 2024 and expiring on the 31st day of January, 2029, upon the same terms, covenants and conditions as contained in the Lease except as amended by this Agreement.
4.
In respect of the Second Extended Term created hereby, the Tenant shall pay to the Landlord for the Premises a Base Rent as follows:

a)
*February 1, 2024 – January 31, 2025: $1,942,453.50 per annum, payable in advance in equal monthly instalments (to be made on the first day of each and every calendar month during the period) of $161,871.13 per month based upon a rate of $9.75 per square foot of the Rentable Area of the Premises;
b)
February 1, 2025 – January 31, 2026: $2,000,229.04 per annum, payable in advance in equal monthly instalments (to be made on the first day of each and every calendar month during the period) of $166,685.75 per month based upon a rate of $10.04 per square foot of the Rentable Area of the Premises;

c)
February 1, 2026 – January 31, 2027: $2,059,996.84 per annum, payable in advance in equal monthly instalments (to be made on the first day of each and every calendar month during the period) of $171,666.40 per month based upon a rate of $10.34 per square foot of the Rentable Area of the Premises;

d)
February 1, 2027 – January 31, 2028: $2,121,756.90 per annum, payable in advance in equal monthly instalments (to be made on the first day of each and every calendar month during the period) of $176,813.08 per month based upon a rate of $10.65 per square foot of the Rentable Area of the Premises; and
e)
February 1, 2028 – January 31, 2029: $2,185,509.22 per annum, payable in advance in equal monthly instalments (to be made on the first day of each and every calendar month during the period) of $182,125.77 per month based upon a rate of $10.97 per square foot of the Rentable Area of the Premises.

*Provided the Tenant is not and has not been in default under the terms of the Lease, then the Tenant shall be permitted to occupy the Premises free of Base Rent for the first four (4) months of the Second Extended Term. For clarity, the Tenant’s obligation to pay Occupancy Costs and any other Additional Rent shall continue unabated.

5.
For clarity, Schedule H, Item 2 (Option to Renew) shall continue in full force and effect.

6.
The Tenant is continuing occupation of the Premises on an “as is” basis, and there are no representations or warranties on the part of Landlord to complete any Landlord’s Work during the Second Extended Term.

7.
The Landlord acknowledges that the sum of $33,367.69 is currently being held by the Landlord, without liability for interest, and may be applied, in the Landlord’s discretion, to remedy any default by the Tenant in its performance of any of the terms, covenants and conditions of the Lease. Upon demand by the Landlord following any such appropriation, the Tenant shall pay to the Landlord an amount sufficient to restore the amount of the Deposit as outlined herein. If the Tenant complies with all of the terms, covenants and conditions of the Lease the Deposit shall be returned to the Tenant within thirty (30) days of the expiry or earlier termination of the Term.

8.
This Agreement is supplemental to the Lease, and all covenants, agreements, provisos, stipulations and conditions whatsoever therein contained shall continue in full force and effect during the Second Extended Term except as to the explicitly amended terms and conditions set forth herein, and with the exception of any agreements to free rent periods, rental concessions, inducements, allowances and improvements.
9.
This Agreement may be executed by the parties in separate counterparts all of which, when taken together, will constitute a single agreement among the parties. Execution of this Agreement by a party may be evidenced by way of an electronic transfer emailed (by way of an Adobe Acrobat PDF file) transmission of such party’s signature, or by a photocopy of a party’s signature, each of which will constitute the original signature of such party to this Agreement.

10.
This Agreement will enure to the benefit of and be binding upon the Landlord and Tenant and their respective successors and permitted assigns.

IN WITNESS WHEREOF the Landlord has executed this Agreement on the ___16__day of __February__ in the year 2023.

HOOPP REALTY INC./LES IMMEUBLES HOOPP INC.,

by its duly authorized agent, Triovest Realty Advisors Inc.

(LANDLORD)

Per: ____/s/ Brad Merchant___________

Name & Title: Senior VP Asset Management_____

IN WITNESS WHEREOF the Landlord has executed this Agreement on the ___16__day of __February__ in the year 2023.

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

(TENANT)

Per: ____/s/ Bradley S. Little___________

Name & Title: Chief Financial Officer____________